EXHIBIT 10(b)

                                  E-Z-EM, INC.

                1984 DIRECTORS AND CONSULTANTS STOCK OPTION PLAN
                      (As amended through October 12, 1995)

1.       PURPOSE OF PLAN

                  The purpose of the Plan is to assist the Company in the continued retention of valued directors and consultants by offering them a grater stake in the Company's success and a closer identity with it, and to aid in gaining the services of individuals whose services as directors or consultants would be helpful to the Company and would contribute to its success.

2.       DEFINITIONS

                  (a)      "Board" means the board of directors of the Parent
Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Committee" means the committee described in Paragraph 5.

                  (d) "Company" means E-Z-EM, Inc. and each of its Subsidiary Companies.

                  (e) "Date of Grant" means the date on which an Option is granted.

                  (f) "Option" means any stock option granted under the Plan.

                  (g) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.
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                  (h)      "Parent Company" means E-Z-EM, Inc.

                  (i)      "Shares" means shares of common stock of the

Parent Company.

                  (j) "Subsidiary Companies" means all corporations that, at the time in question, are subsidiary corporations of the Parent Company within the meaning of Section 425(f) of the Code.

                  (k) "Value" means on any given date, the mean between the closing bid and asked prices of the Shares as reported by NASDAQ, or if listed on a national exchange, the mean between the highest and lowest prices of actual sales of Shares on the principal national securities exchange on which the Shares are listed on such date or, if there are no such sales on such date, the mean between the closing bid and asked prices of the Shares on such exchange on such date.

3.       RIGHTS TO BE GRANTED

                  Rights that may be granted under the Plan are Options that give the Optionee the right for a specified time period to purchase a specified number of Shares for a price not less than their Value on the Date of Grant. Options granted prior to and exercised on or after October 26, 1992 are exercisable for Shares consisting of half Class A Common Stock and half Class B Common Stock. Options granted on or after October 26, 1992 are exercisable for Shares consisting of Class B Common Stock only.

4.       STOCK SUBJECT TO PLAN

                  Not more than 400,000 Shares in the aggregate may be issued pursuant to the Plan upon exercise of Options. If an Option terminates without having been exercised in whole or part,


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other Options may be granted covering the Shares as to which the Option was not exercised. Notwithstanding anything contained in the Plan to the contrary, no recipient of Options may be granted options to purchase in excess of twenty-five percent (25%) of the maximum number of Shares authorized to be issued under the Plan.

5.       ADMINISTRATION OF PLAN

                  To the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 (or any similar rule of the Securities and Exchange Commission), the Plan shall be administered by the Compensation Committee, which shall be composed of two directors of the Parent Company, appointed by the Board.

6.       GRANT OF RIGHTS

                  The Committee may grant Options to eligible employees of the Company.

7.       ELIGIBILITY

                  Options may be granted only to directors and consultants of the Company who are not eligible to participate under any other discretionary plan of the Company or any of its affiliates entitling them to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. To the extent required by Rule 16b-3 under the Securities exchange Act of 1934 (or any similar rule of the Securities and Exchange Commission), members of the Committee will not be eligible, during their term on the Committee and for a period of one year thereafter, to receive Options or to participate under any other discretionary plan of the Company or


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any of its affiliates entitling them to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates.

8.       ANNUAL GRANTS

                  At the end of each fiscal year, each outside director of the Company who has served as a director for the entire fiscal year shall be granted Options to purchase 1,000 Shares under the terms set forth in the Plan.

9.       OPTION AGREEMENTS AND TERMS

                  All Options shall be granted within ten years of December 31, 1995 and be evidenced by option agreements that shall be executed on behalf of the Parent Company and by the respective Optionees. The terms of each such agreement shall be determined from time to time by the Committee consistent, however, with the following:

                  (a) OPTION PRICE. The option price per Share shall be determined by the Committee but shall not be less than 100 percent of the Value of the Shares on the Date of Grant.

                  (b) RESTRICTION ON TRANSFERABILITY. An Option shall not be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or her. Upon the death of an Optionee, the person to whom the rights shall have passed by will or by the law of descent and distribution may exercise any Options in accordance with the provisions of Paragraph 8(e).

                  (c) PAYMENT. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or, at the


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election of the Optionee and subject to the approval of the Committee, by surrendering Shares with an aggregate Value equal to the aggregate option price or by delivering such combination of Shares and cash as the Committee may in its discretion approve.

                  (d) ISSUANCE OF CERTIFICATES; PAYMENT OF CASH. Only whole Share shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon payment of the option price, a certificate for the number of whole Shares and a check for the Value on the date of exercise of the fractional share to which the Optionee is entitled shall be delivered to such Optionee by the Parent Company. If listed on a national exchange, the Parent Company shall not be obligated to deliver any certificates for Shares until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time are listed nor until there has been compliance with such laws or regulations as the Parent Company may deem applicable. The Parent Company shall use its best efforts to effect such listing and compliance.

                  (e) PERIODS OF EXERCISE OF OPTIONS. Any Option shall be exercisable in whole or in part at such time as may be determined by the Committee and stated in the option agreement, provided that no Options hall be exercisable after ten years from the Date of Grant, except as provided below:

                           (i) In the event that an Optionee ceases to be a director of or a consultant to the Company for any


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                           reason other than his or her death, an Option shall
                           not be exercisable after three months from the date the Optionee ceases to be a director or a consultant to the Company; provided that if such cessation is due to the disability of the Optionee he or she shall have the right to exercise his or her Options to the extent determined by the Committee in its discretion and set forth in the option agreement, even if the date of exercise is within any time period prescribed by the Plan prior to which such Option shall not be exercisable, and provided that an Option shall not be exercisable after ten years from the Date of Grant.
                           (ii) In the event that an Optionee ceases to be a director of or consultant to the Company by reason of his or her death, an Option shall not be exercisable after one year from the date of death; provided that in such event, the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution may exercise any of the decedent's Options to the extent determined by the Committee in its discretion and set forth in the option agreement, even if the date of exercise is within any time period prescribed by the Plan prior to which such Option shall not be exercisable, and provided that


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                           such Option shall not be exercisable after ten
                           years from the Date of Grant.

                  (f) DATE OF EXERCISE. The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Parent Company at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed, first class postage prepaid; provided that the Parent Company shall not be obliged to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must state whether the Optionee is exercising an Option and must include a statement of preference as to the manner in which payment to the Parent Company shall be made (Shares or cash or a combination of Shares and cash).

                  (g) TERMINATION OF STATUS. For the purposes of the Plan a transfer of a director or consultant between two companies, each of which is a Company, shall not be deemed a termination of status as a director or consultant.

10.      RIGHTS AS STOCKHOLDERS

                  An Optionee shall have no right as a stockholder with respect to any Shares covered by his or her Options until the date of issuance of a stock certificate to him or her for such Shares.


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11.      CHANGES IN CAPITALIZATION

                  In the event of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights, or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares that may be subject to Options, and the number of Shares subject to, and the option price of, each then-outstanding Option.

12.      MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

                  If during the term of any Option the Parent Company or any of the Subsidiary Companies shall be merged into or consolidated with or otherwise combined with or acquired by another person or entity, or there is a divisive reorganization or a liquidation or partial liquidation of the Parent Company, the Parent Company may choose to take no action with regard to the Options outstanding or to take any of the following courses of action:

                  (a) Not less than fifteen days nor more than sixty days prior to any such transaction, all Optionees shall be notified that their options shall expire on the fifteenth day after the date of such notice, in which event all Optionees shall have the right to exercise all of their Options prior to such new expiration date; or

                  (b) The Parent Company shall provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring corporation shall grant options to the Optionees to acquire shares in such corporation with respect to which the excess of the fair market


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value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the option price, shall not be greater than the excess of the Value of the Shares over the option price of Options, immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

                  (c) The Parent Company shall take such other action as the Board shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

13.      PLAN NOT TO AFFECT STATUS

                  Neither the Plan nor any Option shall confer upon any director of or consultant to the Company any right to continue in such position with the Company.

14.      INTERPRETATION

                  The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Options shall constitute property subject to federal income tax pursuant to the provisions of Section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

15.      AMENDMENTS

                  The Plan may be amended by the Board, but any amendment that increases the aggregate number of Shares that may be issued


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pursuant to the Plan upon exercise of Options (otherwise than pursuant to
Paragraph 10), that changes the class of eligible directors or consultants, or that otherwise requires the approval of the shareholders of the Parent Company in order to maintain the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission shall require the approval of the holders of such portion of the shares of the capital stock of the Parent Company present and entitled to vote on such amendment as is required by applicable state law and the terms of the Parent Company's capital stock to make the amendment effective. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

16.      SECURITIES LAWS

                  The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

17.      EFFECTIVE DATE AND TERM OF PLAN

                  The Plan shall become effective on August 3, 1984, the date on which the Plan was adopted by the Board and shall expire on December 30, 1995 unless sooner terminated by the Board. The Board shall submit the Plan to the shareholders of the Parent Company for their approval at the first annual meeting of shareholders held after August 3, 1984. Any Option granted before the approval of the Plan by the Parent Company's


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shareholders shall be expressly conditioned upon, and shall not be exercisable until, such approval. If such shareholder approval is not received before August 2, 1985 the Board shall have the right to terminate the Plan, in which case all Options granted under the Plan shall expire.


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